Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Neenah Enterprises, Inc. Management Equity Incentive Plan, of our reports dated November 28, 2007, with respect to the consolidated financial statements and schedule of Neenah Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2007 filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Milwaukee, Wisconsin
January 22, 2008